UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 6, 2008

i2 Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One i2 Place 11701 Luna Road Dallas, Texas	75234
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 6, 2008, i2 Technologies, Inc. (“i2”) issued a press release announcing that the stockholders of i2 voted to approve and adopt the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 10, 2008 with JDA Software Group, Inc. (“JDA”) and Iceberg Acquisition Corp., a wholly-owned subsidiary of JDA, at a special meeting of i2’s stockholders held on November 6, 2008. The press release also announced that following the stockholder meeting, i2 received a written proposal from JDA to amend the common share consideration in the merger agreement significantly below $14.86 per share and that the i2 board of directors had reviewed JDA’s proposal and concluded that it is not in the best interest of i2’s stockholders to pursue it. A copy of the press release is filed herewith as Exhibit 99.1, and is incorporated herein by reference.

There were 21,813,822 shares of common stock, having one vote per share, and 107,943 shares of Series B Preferred Stock, having 4,662,759 votes in the aggregate, eligible to vote as of the record date.

A quorum was present and the proposal to adopt the Merger Agreement was approved at the special meeting with the following result:

	For	Against	Abstain
Adoption of Merger Agreement:	21,275,070	104,633	1,926

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated November 6, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2008	i2 TECHNOLOGIES, INC.

	By:	/s/ Michael J. Berry
Michael J. Berry
Executive Vice President, Finance and Accounting and Chief Financial Officer